Exhibit 99.1

SuRo Capital Corp. Reports Fourth Quarter and Fiscal Year 2021 Financial Results

Net Asset Value of $11.72 Per Share as of December 31, 2021

Board of Directors Declares $0.11 Per Share Cash Dividend

New York, NY, March 9, 2022 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2021. Net assets totaled approximately $364.8 million, or $11.72 per share, at December 31, 2021, inclusive of dividends totaling $2.75 per share declared during the fourth quarter, as compared to a dividend-adjusted $12.04 per share at September 30, 2021 and dividend-adjusted $7.14 per share at December 31, 2020.

“2021 was a momentous year for SuRo Capital, as we achieved many milestones as a firm. We reached our highest ever NAV per share, our highest dividend-adjusted NAV per share, and our highest year-end net assets under management in firm history. We were able to take advantage of both a strong demand for high growth technology businesses as well as a strong IPO market and M&A environment to monetize over $258 million of our portfolio assets. As a result, we had the most successful year for shareholder return in our history, declaring a total of $8.00 per share for over $212 million in total distributions.” said Mark Klein, President and Chief Executive Officer of SuRo Capital.

Mr. Klein continued, “In addition to the monetization and distribution activities during 2021, we were also able to access the non-convertible debt markets for the first time, raising $75.0 million of 6% Notes. This capital raise, in addition to the proceeds we retained after our monetizations, provides our team with significant investable capital to continue selectively leveraging our robust investment pipeline.”

“Consistent with our desire to be shareholder friendly and our continued practice of distributing net realized gains, on March 8, 2022, SuRo Capital’s Board of Directors declared a cash dividend of $0.11 per share,” said Mr. Klein.

Investment Portfolio as of December 31, 2021

At December 31, 2021, SuRo Capital held positions in 38 portfolio companies with an aggregate fair value of approximately $260.1 million. The Company’s top five portfolio company investments accounted for approximately 57% of the total investment portfolio at fair value as of December 31, 2021.

Top Five Investments as of December 31, 2021

Portfolio Company ($ in millions)	Cost	Fair Value	% of Total Portfolio
Course Hero, Inc.	$15.0	$87.8	33.8%
Forge Global, Inc.	2.5	21.0	8.1
Blink Health, Inc.	15.0	14.3	5.5
Nextdoor Holdings, Inc.	10.0	12.4	4.8
Stormwind, LLC	6.4	11.8	4.5
Total (rounded)	$48.9	$147.4	56.7%

Fourth Quarter 2021 Investment Portfolio Activity

During the three months ended December 31, 2021, SuRo Capital funded the following new and follow-on investments:

Portfolio Company	Investment	Transaction Date	Amount
Course Hero, Inc.	Series C Preferred Shares	11/5/2021	$10.0 million
SuRo Capital Sports, LLC(1)	Series Seed-4 Preferred Shares	10/12/2021	$1.0 million

(1)	Represents an investment made in Rebric, Inc. (d/b/a Compliable).

During the three months ended December 31, 2021, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price (1)	Net Proceeds	Realized Gain
Coursera, Inc.(2)	Various	1,509,090	$34.35	$51.8 million	$42.4 million
Tynker (f/k/a Neuron Fuel Inc.)	12/6/2021	534,162	$5.44	$2.9 million(3)	$2.6 million(3)
NewLake Capital Partners, Inc.(4)	Various	167,755	$28.30	$4.7 million	$1.4 million
Skillsoft Corp.(5)	Various	18,157	$12.63	$0.2 million	<$0.1 million
Residential Homes for Rent, LLC (d/b/a Second Avenue)(6)	Various	N/A	N/A	$0.3 million	-

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of November 4, 2021, SuRo Capital had sold all its shares of Coursera, Inc.
(3)	Net proceeds includes approximately $0.4 million in additional proceeds held in escrow.
(4)	As of December 31, 2021, SuRo Capital held 278,471 remaining NewLake Capital Partners, Inc. common shares.
(5)	As of December 31, 2021, SuRo Capital held 981,843 remaining Skillsoft Corp. common shares.
(6)	During the quarter ended December 31, 2021, $0.3 million was received from Residential Homes for Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, $250,000 repaid a portion of the outstanding principal and the remaining proceeds were attributed to interest.

Subsequent to year-end, through March 9, 2022, SuRo Capital sold or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price (1)	Net Proceeds	Realized Gain
NewLake Capital Partners, Inc.(2)	Various	27,352	$27.76	$0.8 million	$0.2 million
Rover Group, Inc.(3)	1/31/2022	42,744	$6.52	$0.3 million	$0.2 million
Residential Homes for Rent, LLC (d/b/a Second Avenue)(4)	Various	N/A	N/A	$0.2 million	-

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of March 9, 2022, SuRo Capital held 251,119 remaining NewLake Capital Partners, Inc. common shares.
(3)	As of March 9, 2022, SuRo Capital held 795,637 remaining Rover Group, Inc. common shares.
(4)	Subsequent to December 31, 2021, $0.2 million was received from Residential Homes for Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, $166,667 repaid a portion of the outstanding principal and the remaining proceeds were attributed to interest.

Fourth Quarter 2021 Financial Results

	Quarter Ended December 31, 2021		Quarter Ended December 31, 2020
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(2.8)	$(0.09)	$(4.3)	$(0.21)

Net realized gain on investments	46.4	1.43	7.1	0.36

Net change in unrealized appreciation/(depreciation) of investments	(53.1)	(2.04)	58.4	2.92

Net increase/(decrease) in net assets resulting from operations – basic(3)	$(9.5)	$(0.70)	$61.2	$3.07

Dividends declared	(80.9)	(2.75)	(9.4)	(0.47)

Issuance of common stock from stock dividends	29.1	0.36	-	-

Issuance of common stock from public offering	0.1	0.01	-	-

Issuance of common stock from conversion of 4.75% Convertible Notes due 2023	-	-	0.0	(0.00)

Stock-based compensation	0.4	0.01	-	-

Repurchase of common stock(2)	-	-	(3.1)	0.08

Increase/(decrease) in net asset value(3)	$(60.9)	$(3.07)	$48.7	$2.68

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	During the quarter ended December 31, 2020, the Company repurchased 371,283 shares of SuRo Capital common stock for approximately $3.1 million in cash under its Share Repurchase Program. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.
(3)	Total may not sum, due to rounding.

Fiscal Year 2021 Financial Results

	Fiscal Year Ended December 31, 2021		Fiscal Year Ended December 31, 2020
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(9.9)	$(0.38)	$(14.5)	$(0.81)

Net realized gain on investments	218.7	8.46	16.4	0.92

Net change in unrealized appreciation/(depreciation) of investments	(61.7)	(2.39)	73.4	3.78

Net increase in net assets resulting from operations – basic(4)	$147.1	$5.69	$75.3	$3.89

Dividends declared	(212.2)	(8.00)	(16.9)	(0.87)

Issuance of common stock from stock dividends	89.7	0.74	-	-

Issuance of common stock from public offering	0.1	0.01	49.9	0.30

Issuance of common stock from conversion of 4.75% Convertible Notes due 2023	37.3	(1.91)	1.8	(0.11)

Stock-based compensation(2)	1.3	0.05	2.0	0.12

Repurchase of common stock(3)	-	-	(10.4)	0.43

Increase in net asset value(4)	$63.3	$(3.42)	$101.7	$3.76

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	For the year ended December 31, 2020, this balance includes $2.0 million of accelerated recognition of compensation cost related to the cancellation of unvested options on April 28, 2020.
(3)	During the year ended December 31, 2020, the Company repurchased 1,655,848 shares of SuRo Capital common stock for approximately $10.4 million in cash under its Share Repurchase Program. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.
(4)	Total may not sum, due to rounding.

Weighted-average common basic shares outstanding were approximately 25.9 million and 17.9 million for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, there were 31,118,556 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $215.4 million as of December 31, 2021, consisting of cash and securities of publicly traded portfolio companies not subject to lock-up restrictions at quarter end.

Recent Dividend Declarations

On November 2, 2021, SuRo Capital’s Board of Directors declared a dividend of $2.00 per share paid on December 30, 2021 to the Company’s common stockholders of record as of the close of business on November 17, 2021. The dividend was paid in cash and shares of the Company’s common stock.

On December 20, 2021, SuRo Capital’s Board of Directors declared a dividend of $0.75 per share paid on January 14, 2022 to the Company’s stockholders of record as of the close of business on December 31, 2021. The dividend was paid in cash.

Subsequent to year-end, on March 8, 2022, SuRo Capital’s Board of Directors declared a dividend of $0.11 per share payable on April 15, 2022 to the Company’s stockholders of record as of the close of business on March 25, 2022. The dividend will be paid in cash.

6.00% Notes due 2026

On December 17, 2021, we issued $70.0 million aggregate principal amount of 6.00% Notes due 2026 (“6.00% Notes due 2026”), which bear interest at a fixed rate of 6.00% per year, payable quarterly in arrears on March 31, June 30, September 30, and December 30 of each year, commencing on March 30, 2022. On December 21, 2021, we issued an additional $5.0 million aggregate principal amount of 6.00% Notes due 2026. We received approximately $72.8 million in proceeds from the offering, net of underwriting discounts and commissions and other offering expenses. The 6.00% Notes due 2026 have a maturity date of December 30, 2026, unless previously repurchased or redeemed in accordance with their terms. We have the right to redeem the 6.00% Notes due 2026, in whole or in part, at any time or from time to time, on or after December 30, 2024 at a redemption price of 100% of the aggregate principal amount thereof plus accrued and unpaid interest.

The 6.00% Notes due 2026 are listed for trading on the Nasdaq Global Select Market under the symbol “SSSSL”.

Conference Call and Webcast

Management will hold a conference call and webcast for investors on March 9, 2022 at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is (323) 701-0160, and the conference call access number for participants outside the U.S. is (800) 289-0720. The conference ID number for both access numbers is 6021383. Additionally, interested parties can listen to a live webcast of the call from the “Investor Relations” section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on March 16, 2022 by dialing (888) 203-1112 (U.S.) or +1 (719) 457-0820 (International) and using conference ID number 6021383.

Certain Information Regarding the Dividends

The date of declaration and amount of any dividends, including any future dividends, are subject to the sole discretion of SuRo Capital’s Board of Directors. The aggregate amount of the dividends declared and paid by SuRo Capital will be fully taxable to stockholders. The tax character of SuRo Capital’s dividends cannot be finally determined until the close of SuRo Capital’s taxable year (December 31). SuRo Capital will report the actual tax characteristics of each year’s dividends annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call American Stock Transfer at 800-937-5449.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com

SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2021	December 31, 2020
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $146,360,300 and $105,339,169, respectively)	$231,768,290	$249,804,803
Non-controlled/affiliate investments (cost of $41,211,183 and $53,865,346, respectively)	14,609,089	30,165,773
Controlled investments (cost of $19,883,894 and $7,161,412, respectively)	13,758,874	809,198
Total Portfolio Investments	260,136,253	280,779,774
Investments in U.S. Treasury bills (cost of $0 and $150,000,000, respectively)	—	150,000,000
Total Investments (cost of $207,455,377 and $316,365,927, respectively)	260,136,253	430,779,774
Cash	198,437,078	45,793,724
Proceeds receivable	52,493	—
Escrow proceeds receivable	2,046,645	852,462
Interest and dividends receivable	83,655	166,998
Deferred financing costs	621,719	297,196
Prepaid expenses and other assets(1)	937,984	985,550
Total Assets	462,315,827	478,875,704
LIABILITIES
Accounts payable and accrued expenses(1)	875,047	762,312
Accrued interest payable	175,000	453,803
Dividends payable	23,390,048	4,395,229
Payable for securities purchased	—	134,250,000
Income tax payable	—	35,850
4.75% Convertible Senior Notes due March 28, 2023(2)	—	37,395,437
6.00% Notes due December 30, 2026(3)	73,029,108	—
Total Liabilities	97,469,203	177,292,631
Net Assets	$364,846,624	$301,583,073
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 31,118,556 and 19,914,023 issued and outstanding, respectively)	$311,185	$199,140
Paid-in capital in excess of par	350,079,409	221,802,592
Accumulated net investment loss	(50,124,597)	(40,193,778)
Accumulated net realized gain on investments, net of distributions	11,899,742	5,361,270
Accumulated net unrealized appreciation of investments	52,680,885	114,413,849
Net Assets	$364,846,624	$301,583,073
Net Asset Value Per Share	$11.72	$15.14

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of December 31, 2021, the 4.75% Convertible Senior Notes due March 28, 2023 had been fully converted into the Company's common stock or redeemed in cash by the Company. As of December 31, 2020, the 4.75% Convertible Senior Notes due March 28, 2023 (effective interest rate of 5.57%) had a face value $38,215,000.
(3)	As of December 31, 2021, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.13%) had a face value $75,000,000.

SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2021	2020	2019
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$507,772	$1,035,694	$828,392
Dividend income	470,438	50,000	100,000
Non-controlled/affiliate investments:
Interest income/(reversal of accrued interest)	—	(29,184)	108,395
Dividend income	102,632	317,617	—
Controlled investments:
Interest income	390,000	—	58,937
Dividend income	—	450,000	400,000
Total Investment Income	1,470,842	1,824,127	1,495,724
OPERATING EXPENSES
Management fees(1)	—	—	848,723
Incentive fees/(reversal of incentive fee accrual)(1)	—	—	(4,660,472)
Costs incurred under Administration Agreement(1)	—	—	306,084
Compensation expense(2)	6,162,716	8,801,841	4,286,972
Directors’ fees(3)	752,442	445,000	383,370
Professional fees	2,665,689	2,962,781	5,290,329
Interest expense	693,526	2,247,817	2,372,570
Income tax expense	9,347	43,574	33,825
Other expenses	1,117,941	1,837,530	2,085,391
Total Operating Expenses	11,401,661	16,338,543	10,946,792
Net Investment Loss	(9,930,819)	(14,514,416)	(9,451,068)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	216,870,940	16,441,223	32,625,663
Non-controlled/affiliate investments	1,864,564	—	(13,446,323)
Net Realized Gain on Investments	218,735,504	16,441,223	19,179,340
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(59,057,641)	82,163,227	(1,907,148)
Non-controlled/affiliate investments	(2,902,517)	(8,786,596)	21,489,014
Controlled investments	227,194	34,000	(6,242,007)
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(61,732,964)	73,410,631	13,339,859
Benefit from taxes on unrealized depreciation of investments	—	—	885,566
Net Change in Net Assets Resulting from Operations	$147,071,721	$75,337,438	$23,953,697
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$5.69	$4.21	$1.24
Diluted	$5.52	$3.56	$1.14
Weighted-Average Common Shares Outstanding
Basic	25,861,642	17,910,353	19,328,414
Diluted	26,758,367	21,790,898	23,069,622

(1)	This balance references a related-party transaction.
(2)	For the year ended December 31, 2020, this balance includes $1,962,431 of accelerated recognition of compensation cost related to the cancellation of unvested options on April 28, 2020.
(3)	For the year ended December 31, 2021, this balance includes $209,360 of stock-based compensation expense related to the 2020 annual non-employee director grants.

SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Year Ended December 31,
	2021	2020	2019	2018	2017
Per Basic Share Data
Net asset value at beginning of the year	$15.14	$11.38	$9.89	$9.64	$8.66
Net investment loss(1)	(0.38)	(0.81)	(0.49)	(0.37)	(0.95)
Net realized gain/(loss) on investments(1)	8.46	0.92	0.99	(0.36)	0.04
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018(1)	—	—	—	(0.02)	—
Net change in unrealized appreciation/(depreciation) of investments(1)	(2.39)	3.78	0.69	0.47	1.59
Benefit from taxes on unrealized depreciation of investments(1)	—	—	0.05	0.33	0.13
Dividends declared	(8.00)	(0.87)	(0.32)	—	—
Issuance of common stock from stock dividend(1)	0.74	—	—	—	—
Issuance of common stock from public offering	0.01	0.30	—	—	—
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023(1)	(1.91)	(0.11)	—	—	—
Repurchase of common stock(1)	—	0.43	0.52	0.20	0.18
Stock-based compensation(1)	0.05	0.12	0.05	—	—
Net asset value at end of year	$11.72	$15.14	$11.38	$9.89	$9.64
Per share market value at end of year	$12.95	$13.09	$6.55	$5.22	$5.45
Total return based on market value(2)	179.33%	99.85%	31.61%	(4.22)%	8.35%
Total return based on net asset value(2)	30.25%	33.04%	15.08%	2.59%	11.32%
Shares outstanding at end of year	31,118,556	19,914,023	17,564,244	19,762,647	21,246,345
Ratios/Supplemental Data:
Net assets at end of year	$364,846,624	$301,583,073	$199,917,289	$195,378,159	$204,762,866
Average net assets	$396,209,139	$205,430,809	$209,261,190	$208,678,731	$199,457,678
Ratio of gross operating expenses to average net assets(3)	2.88%	7.95%	6.08%	7.09%	11.25%
Ratio of incentive fee waiver to average net assets	—%	—%	—%	(2.40)%	—%
Ratio of management fee waiver to average net assets	—%	—%	—%	(0.43)%	(0.36)%
Ratio of income tax provision to average net assets	—%	—%	(0.42)%	(3.22)%	(1.38)%
Ratio of net operating expenses to average net assets(3)	2.88%	7.95%	5.66%	1.04%	9.51%
Ratio of net investment loss to average net assets(3)	(2.51)%	(7.07)%	(4.52)%	(3.66)%	(10.47)%
Portfolio Turnover Ratio	28.34%	14.87%	12.95%	5.01%	0.07%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.
(3)	For the year ended December 31, 2021, the Company excluded $100,274 of non-recurring expenses. For the year ended December 31, 2020, the Company excluded $1,962,431 of non-recurring expenses. For the year ended December 31, 2019, the Company excluded $1,769,820 of non-recurring expenses. For the year ended December 31, 2018, the Company excluded $352,667 of non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.